FOR IMMEDIATE RELEASE

David Kaplan

Verticalnet, Inc.

Ph: 610-695-2310, davidkaplan@verticalnet.com

Verticalnet Completes Private Placement Transaction

Malvern, PA, November 24, 2004 – Verticalnet, Inc. (Nasdaq: VERT), a leading provider of supply management solutions, today announced that it had completed a private placement of the Company’s common stock with several institutional investors.

Verticalnet sold an aggregate of 5,519,989 shares of common stock for $1.10 per share. Gross proceeds were $6.1 million, or approximately $5.6 million net of expenses and placement agent fees. The institutional investors also received warrants to purchase an aggregate of 2.2 million shares of common stock at $1.35 per share. The funds will be used for general working capital purposes.

“Verticalnet has grown tremendously over the last year both organically and through acquisitions. Our revenue today is over three times our revenue of a year ago and our customer base has expanded by approximately 600%,” stated Nathanael V. Lentz, President and CEO of Verticalnet. “Larger companies need more working capital – for financial flexibility, for investment, and especially for ensuring customer and prospective customer confidence. As a management team we are focused on driving our business toward sustained profitability through revenue growth and cost discipline. With the balance sheet we have today, I believe that we have the working capital necessary to take our business to the next level.”

As of September 30, 2004, Verticalnet’s actual and pro forma balance sheet captions are as follows:

Cash Current Assets Working Capital Long-term Debt Shareholders’ Equity	Actual September 30, 2004 $5.7 million $13.3 million $3.7 million $4.2 million $24.4 million	Pro Forma September 30, 2004 $11.3 million $19.0 million $9.3 million $50.0 thousand $34.1 million

Pro forma balance sheet information gives effect to the private placement and the recent promissory note conversion.

“In the past two years, we have raised approximately $18 million in cash (net of expenses), completed two acquisitions, and retired or converted over $11 million in long-term debt,” said Gene S. Godick, Verticalnet EVP and CFO. “After completing the private placement announced today, we believe that our balance sheet has significantly strengthened and that we have sufficient capital to meet our projected operating requirements for the foreseeable future.”

The shares of common stock issued as a result of the conversion have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors absent registration or an applicable exemption from the registration requirements. Verticalnet has agreed to file a registration statement covering the resale of the securities issued in this transaction. The Shemano Group acted as placement agent in this transaction.

About Verticalnet

Verticalnet is a leading provider of supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Large enough to help customers attain supply management success worldwide, yet nimble enough to provide individual attention and remain focused on customer priorities, Verticalnet has helped numerous Global 2000 companies take their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise. To learn more, please visit us at www.verticalnet.com.

Cautionary Statement Regarding Forward-Looking Information

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about the ability to achieve and sustain profitability, increases in revenue growth, reductions in costs, achieving market leadership and business growth and Verticalnet’s intentions with respect to plans for raising capital, as well as statements that are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “scheduled,” or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to, the continued availability and terms of equity and debt financing to fund our business, our reliance on the development of our enterprise software and services business, competition in our target markets, our ability to maintain our listing on the Nasdaq Stock Market, economic conditions in general and in our specific target markets, our ability to use and protect our intellectual property, and our ability to attract and retain qualified personnel, as well as those factors set forth in Verticalnet’s Annual Report on Form 10-K for the year ended December 31, 2003 and Verticalnet’s Forms 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004, which have been filed with the SEC. Verticalnet is making these statements as of November 24, 2004 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

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Verticalnet is a registered trademark or a trademark in the United States and other countries of Vert Tech LLC.